EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of GelTech Solutions, Inc. filed on September 29, 2008, of our report dated September 21, 2015 on the consolidated financial statements of GelTech Solutions, Inc. and Subsidiaries, as of June 30, 2015 and 2014 and for each of the two years in the period ended June 30, 2015.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 21, 2015